POWER OF ATTORNEY


	The undersigned, the Chief Accounting Officer for The Southern Company, hereby makes, constitutes and appoints Patricia L. Roberts and Melissa K. Caen my agents and attorneys-in-fact, for the limited purpose of signing on my behalf, and causing to be filed with the Securities and Exchange Commission, Initial
Statement of Beneficial Ownership of Securities, Statement of Changes in
Beneficial Ownership and Annual Statement of Changes in Beneficial Ownership, on
Forms 3, 4 and 5, respectively, and any appropriate amendment or amendments thereto.

	This power of attorney shall remain in effect until my obligation to file the aforementioned reports ceases, unless earlier revoked by me by written document delivered to an Assistant Secretary of The Southern Company.

	Effective April 1, 2013.





		Ann P. Daiss